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                                                                     EXHIBIT 4.3



               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT
               -------------------------------------------------

    We have issued our report dated July 7, 1995 on the statement of condition and related portfolio of Kemper Defined Funds Series 45, (GNMA Portfolio, Series
6A) as of July 7, 1995 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Certified Public Accountants".



                                               GRANT THORNTON LLP

Chicago, Illinois
July 7, 1995